Exhibit 99.1
Caliber Reports Preliminary Third Quarter 2025 Results
Stockholders’ Equity & Liquidity Show Substantial Improvements

SCOTTSDALE, Ariz, Oct. 09, 2025 (GLOBE NEWSWIRE) – Caliber (NASDAQ: CWD), a diversified real estate and digital asset management platform, today announced certain estimated preliminary financial results for the third quarter ended September 30, 2025.

"Our estimated Third Quarter results highlight a dramatically improved balance sheet driven by our DAT strategy,” said Chris Loeffler, Chief Executive Officer of Caliber, “The material quarter over quarter improvement to Caliber’s liquidity position, current assets and stockholders' equity reflects steady LINK accumulation fueled by equity-driven fundraising.”

3Q25 Estimated Unaudited Ranges Compared to 2Q25 Actuals Results

	September 30, 2025	June 30, 2025
Cash	$10.0 million - $11.0 million	$0.6 million
LINK Treasury	$9.0 million - $10.0 million	$—

The preliminary results noted were as a result of Caliber executing on its previously announced Digital Asset Treasury (DAT) Strategy. Since June 30, 2025, Caliber has raised approximately $13.0 million in CWD common stock ($10.9 million net of equity issuance costs) (at an average price of $3.34) and $15.9 million of Series B preferred stock ($15.3 million net of equity issuance costs) with a per share purchase price of $1,000 and convertible into common stock at $250 per share. Total new equity of $28.9 million ($26.2 million net of equity issuance costs) provides a significant improvement to Caliber’s stockholders’ deficit of $17.6 million at June 30, 2025.

DAT Strategy Driving Balance Sheet Strength

Caliber’s Digital Asset Treasury (DAT) Strategy is structured around disciplined, dollar-cost-averaged $LINK purchases designed to capture long-term appreciation and staking yield. Caliber is the first Nasdaq-listed company to adopt a treasury strategy anchored in Chainlink ($LINK). Through this initiative, the company offers shareholders transparent, mark-to-market participation in the growth of the $LINK ecosystem—positioning Caliber at the intersection of real asset infrastructure and digital asset infrastructure.

“Our goal is to create one of the largest $LINK treasuries held by a public company,” Loeffler added. “We believe this strategy strengthens our balance sheet, expands liquidity options, and aligns Caliber with the future of capital markets.”

Cautionary Note

The preliminary financial results presented herein are estimates and subject to the completion of the Company’s financial closing and other procedures and finalization of the Company’s consolidated financial statements for its quarter ended September 30, 2025 and subsequent events may occur that require adjustments to these results. These preliminary financial results have not been reviewed by the Company’s independent auditors. Accordingly, actual financial and operating results that will be reflected in the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2025, including in its financial statements, may differ materially from these preliminary results. In addition, any statements regarding the Company's estimated financial results for the quarterly period ended September 30, 2025 included herein do not present all information necessary for an understanding of the Company's financial condition and results of operations as of and for the quarterly period ended September 30, 2025. Moreover, this preliminary information for the quarterly period ended September 30, 2025 is not necessarily indicative of results that may be achieved for any future period.

Upcoming Earnings Release

Caliber expects to report finalized third quarter 2025 results and host a webcast and conference call to discuss its performance on or about November 13, 2025.

About Caliber (CaliberCos Inc.)

Caliber (Nasdaq: CWD) is an alternative investment manager with over $2.9 billion in Managed Assets and a 16-year track record in private equity real estate investing across hospitality, multi-family, and industrial real estate. In 2025, Caliber became the first U.S. public real estate platform to launch a Digital Asset Treasury strategy anchored in Chainlink (LINK). This initiative bridges real and digital asset investing through an equity-funded, disciplined approach that includes staking for yield. Investors can participate via Caliber’s publicly traded equity (Nasdaq: CWD) and private real estate funds.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the Company’s public offering filed with the SEC and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

CONTACTS:

Caliber Investor Relations:
Ilya Grozovsky
+1 480-214-1915
Ilya@CaliberCo.com